J.S. OSBORN, P.C.
                          CERTIFIED PUBLIC ACCOUNTANT
                         17430 CAMPBELL ROAD, SUITE 114
                              DALLAS, TEXAS 75252
                               Josborn@jscpa.com
                        ================================



                                  May 1, 2001




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Sir or Madam:

I agree with the statements made by the above Registrant with respect to J.S. Osborn, P.C. in Item 4 of its Current Report on form 8-K dated May 1, 2001.

                                   Sincerely,

                                   /s/ John S. Osborn
                                   -------------------
                                       John S. Osborn

JSO/dcj